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                                                                    EXHIBIT 12.1


                                 SIMMONS COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES



                                                          PREDECESSOR                           |             SUCCESSOR
                               -----------------------------------------------------------------|----------------------------------
                                 FOR THE         FOR THE           FOR THE                      |
                                   YEAR           YEAR              YEAR         PERIOD FROM    |    PERIOD FROM          FOR THE
                                   ENDED          ENDED             ENDED       DEC. 29, 2002   |   DEC. 20, 2003        YEAR ENDED
                                 DEC. 30,        DEC. 29,          DEC. 28,        THROUGH      |      THROUGH            DEC. 25,
                                   2000           2001              2002        DEC. 19, 2003   |   DEC. 27, 2003           2004
                               -----------     -----------      -----------     --------------  |   --------------      -----------
                                                                   (Dollars in thousands)       |
                                                                                                |
Pre-tax income (loss)                                                                           |
 from operations ..........    $   (23,355)    $   (17,783)     $    10,285     $      (42,941) |   $       (8,017)     $    35,298
Fixed charges:                                                                                  |
Interest expense and                                                                            |
 amortization of                                                                                |
 debt discount and                                                                              |
 financing costs ..........         40,586          39,971           32,193             45,289  |            4,665           44,216
Rentals - 13%(1) ..........          2,002           2,281            2,696              3,911  |               88            2,795
                               -----------     -----------      -----------     --------------  |   --------------      -----------
Total fixed                                                                                     |
 charges ..................         42,588          42,252           34,889             49,200  |            4,753           47,011
                               -----------     -----------      -----------     --------------  |   --------------      -----------
Earnings before                                                                                 |
 income taxes and                                                                               |
 fixed charges ............    $    19,233     $    24,469           45,174     $        6,259  |   $       (3,264)     $    82,309
                               -----------     -----------      -----------     --------------  |   --------------      -----------
Ratio of earnings to                                                                            |
 fixed charges(2) .........            .45x            .58x            1.29x               .13x |                A             1.75x
                               -----------     -----------      -----------     --------------  |   --------------      -----------


                                         SUCCESSOR
                               -----------------------------
                               NINE MONTHS     NINE MONTHS
                                   ENDED           ENDED
                                 SEPT 25,        SEPT 24,
                                   2004            2005
                               -------------   -------------

Pre-tax income (loss)
 from operations ..........    $    30,209    $      4,955
Fixed charges:
Interest expense and
 amortization of
 debt discount and
 financing costs ..........         32,718          51,781
Rentals - 13%(1) ..........          4,239           3,786
                               -----------     -----------
Total fixed
 charges ..................         36,957          55,567
                               -----------     -----------
Earnings before
 income taxes and
 fixed charges ............    $    67,166     $    60,522
                               -----------     -----------
Ratio of earnings to
 fixed charges(2) .........           1.82x           1.09x
                               -----------     -----------



(1) The percent of rent included in the calculation is a reasonable approximation of the interest factor in the Company's operating leases.

(2) Earnings were insufficient to cover fixed charges in 2000, 2001, and Predecessor '03 by $23.4 million, $17.8 million and $42.9 million, respectively.

A- In successor period 2003 the Company's earnings were insufficient to cover fixed charges. We would need an amount equal to $8.0 million to cover this deficiency.